SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                        Date of Report: DECEMBER 26, 1996
                        (Date of earliest event reported)


                 THE BARBERS, HAIRSTYLING FOR MEN & WOMEN, INC.
             (Exact name of registrant as specified in its charter)


          MINNESOTA                       0-24466                 41-0945858
(State or other jurisdiction of         Commission            (I.R.S. Employer
incorporation or organization)            File No.           Identification No.)

          300 INDUSTRIAL BOULEVARD NE
          MINNEAPOLIS,  MN                                            55413
-----------------------------------------                        --------------
(Address of principal executive offices)                            (Zip Code)


                                 (612) 331-8500
              (Registrant's telephone number, including area code)


          (Former name or former address, if changed since last report)



Item 5.      Other Events

         On December 26, 1996, The Barbers, Hairstyling for Men & Women, Inc. (the "Company") issued a press release announcing an agreement in principal with We Care Hair Development, Inc., to acquire the franchise rights to approximately 145 hair care salons located throughout the United States with concentration in Illinois, Indiana, and Ohio. The purchase price is expected to be all cash, with an initial payment to the seller of approximately $2,000,000 and subsequent payments based on performance of the acquired salons.

Item 7 (c).  Exhibits.                                              Page

     20      Press Release dated December 26,  1996                   3



                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated:   December 31,  1996       The Barbers, Hairstyling for Men & Women, Inc.
                                  ----------------------------------------------
                                  Registrant

                                  By: /s/ J. Brent Hanson
                                      J. Brent Hanson
                                      Vice President & Chief Financial Officer